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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of ITEQ, Inc.

         As independent public accountants, we hereby consent to the incorporation of our report dated March 17, 1999 related to the consolidated financial statements of ITEQ, Inc. and subsidiaries included in this Form 10-K, into ITEQ's previously filed Registration Statements on Form S-8 (Files No. 333-09051, 33-68516, 33-68518, 33-68636, 333-50187) and into ITEQ's previously filed Registration Statements File No. 333-39367 and 333-58611 on Form S-3.


ARTHUR ANDERSEN LLP

Houston, TX
March 22, 1999